Exhibit 10.30


                                                                          Final
EXHIBIT 4 TO SECURITY AGREEMENT                                     Document 16
                                                          Contract No. MA-13676


                              TITLE XI RESERVE FUND
                             AND FINANCIAL AGREEMENT
                             -----------------------


         THIS TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT (the "Financial Agreement"), dated October 31, 2001 between Chiles Galileo LLC, a Delaware limited liability company ("the Company"), and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary").

                                    RECITALS:

         Pursuant to the conditions and understandings set forth in the Recitals to the Security Agreement executed on this date, the Company has authorized the issuance of obligations designated "United States Government Guaranteed Export Ship Financing Obligations, Galileo Series" in an aggregate principal amount not to exceed $81,000,000 to finance the cost of construction of an ultra-premium jack-up drilling rig of the KFELS Mod V "B" design, Hull No. P-187 (the "Vessel");

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. (a) Granting Clause. The Company hereby sells, grants, conveys, mortgages, assigns, transfers, pledges, confirms and sets over to the Secretary a continuing security interest in all of its right, title and interest in and to (1) the Title XI Reserve Fund, and (2) all sums, instruments, moneys, negotiable documents, chattel paper and proceeds thereof currently on deposit, or hereafter deposited in the Title XI Reserve Fund.

         (b)(1) Definitions General. For all purposes of this Financial Agreement, unless otherwise expressly provided or unless the context otherwise requires, the capitalized terms used herein shall have the meaning specified in
Schedule X to the Security Agreement entered into on this date.

         (2) Definitions Special. Subsequent to the Delivery Date, Working Capital and Net Worth shall include for purposes of Sections 2(b)(2)(B) and 9(b) of this Agreement, any amount that the Shipowner is entitled to borrow under the Subordinated Loan Agreement; provided that, in the case of Section 9(b), the Shipowner has Cash or Cash Equivalents at least equal to one year's mandatory principal payments on the Obligations.


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

         SECTION 2. Title XI Reserve Fund Deposits. (a) Pursuant to the Depository Agreement, the Company shall establish with the Depository a depository account (herein called the "Title XI Reserve Fund").

         (b)(1) If at any time the Company shall fail to meet the financial tests set forth in Section 9(b) hereof, the Company shall, within 105 days after the end of each fiscal year of the Company, compute its net income attributable to the operation of the Vessels ("Title XI Reserve Fund Net Income"). This computation requires the multiplication of the Company's total net income after taxes by a fraction with a numerator composed of the total original capitalized cost of all Company vessels (whether leased or owned) and a denominator composed of the total original capitalized cost of all the Company's fixed assets. The net income after taxes, computed in accordance with generally accepted accounting principles, shall be adjusted as follows:

                  (A) The depreciation expense applicable to the accounting year shall be added back.

                  (B) There shall be subtracted an amount equal to the principal amount of debt required to be paid or redeemed, and actually paid or redeemed by the Company during the year; and the principal amount of Obligations Retired or Paid, prepaid or redeemed, in excess of the required Redemptions or payments which may be used by the Company as a credit against future required Redemptions or other required payments with respect to the Obligations, but excluding payments from the Title XI Reserve Fund and the Title XI Escrow Fund.

         (2) Promptly after the computation of the Title XI Reserve Fund Net Income by the Company:

                  (A) If the Vessel is owned by the Company, then from the Title XI Reserve Fund Net Income for the Vessel there shall be deducted, annually, an amount (pro rated for a period of less than a full fiscal year) which is 10% of the Company's aggregate original equity investment in said Vessel, as specified in Attachment A.

                  (B) The Company shall, unless otherwise approved by the Secretary in writing, deposit into the Title XI Reserve Fund an amount equal to 50 percent of the balance of the Title XI Reserve Fund Net income remaining after the above deductions; provided however, if, at the end of any fiscal year of the Company, (x) the Company's Working Capital is equal to at least one dollar, (y) the Company's Long-Term Debt does not exceed two times the Company's Net Worth and (z) the Company's Net Worth is at least the amount specified in Attachment A hereto, the Company shall not be required to make any deposits into the Title XI Reserve Fund.

                  (C) Irrespective of the Company's deposit requirements into the Title XI Reserve Fund, the Company shall not be required to make any deposits into the Title XI Reserve Fund if


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

(i) the Obligations and the related Secretary's Note shall have been satisfied and discharged and if the Company shall have paid or caused to be paid all other sums secured under the Security Agreement or the Mortgage, (ii) all of the Guarantees on the Outstanding Obligations shall have been terminated pursuant to the provisions of the Security Agreement, or (iii) the amount (including any securities at current market value) in the Title XI Reserve Fund is equal to, or in excess of 50% of the principal amount of the Outstanding Obligations;

                  (D) The Company shall deliver to the Secretary (with a copy to the Depository) at the time of each deposit into the Title XI Reserve Fund pursuant to Section 2(b)(2)(B), and any deposits required under the Security Agreement, a statement of an independent certified public accountant (who may be the regular auditors for the Company) stating that such deposit has been computed in accordance with Section 2(b)(2)(B) (and the Security Agreement, if applicable) and showing the pertinent calculations.

                  (E) In addition, the Company shall deliver to the Secretary (with a copy to the Depository), within 105 days after the end of each fiscal year of the Company, a statement by such certified public accountant stating (i) the total amount of all deposits to be so deposited into the Title XI Reserve Fund for such fiscal year (and showing the pertinent calculations), or (ii) that no such deposit was required to be made for such fiscal year (and showing the pertinent calculations) and that at the end of such fiscal year no adjustments pursuant to Section 2(b)(2)(F) were required to be made (and, if such adjustments were required to be made, stating the reasons therefor).

                  (F) The computation of all deposits required by this Section 2 shall be made on the basis of information available to the Company at the time of each such deposit. Each such deposit shall be subject to adjustments from time to time in the event and to the extent that the same would be required or permitted by mistakes or omissions, additional information becoming available to the Company, or judicial or administrative determinations made subsequent to the making of such deposits.

         SECTION 3. Withdrawals from the Title XI Reserve Fund. (a) From time to time, moneys in the Title XI Reserve Fund shall be subject to withdrawal by delivery by the Company to the Secretary of a Request for Payment (specifying the Person or Persons to be paid and the amount of such payment) executed by the Company, together with an Officer's Certificate of the Company stating the reasons and purpose for the withdrawal.

         (b) Upon approval by the Secretary of the Request for Payment evidenced by the countersignature thereon of the Secretary, the Secretary shall cause the Request for Payment to be delivered to the Depository, which shall promptly make payment to such Person or Persons in accordance with the terms of such Request for Payment.

         SECTION 4. Termination of the Title XI Reserve Fund. (a) The Title XI Reserve Fund shall terminate at such time as the Secretary's Note shall have been satisfied and discharged and the Company shall have paid or caused to be paid all sums secured under the Security Agreement or the Mortgage.

         (b) Upon the termination of the Title XI Reserve Fund, pursuant to
Section 4(a), the moneys remaining in the Title XI Reserve Fund shall be subject to withdrawal and payment into the general funds of the Company.

         (c) Upon payment by the Secretary to the Indenture Trustee of the Guarantees pursuant to the Indenture, the Title XI Reserve Fund shall, upon written instructions of the Secretary, be terminated and the balance remaining in the Title XI Reserve Fund shall be paid to the Secretary and the Company as determined by the Secretary.

         (d) Any withdrawal from the Title XI Reserve Fund pursuant to Section 4 shall not effect a discharge of or diminish any obligations of the Company under the Security Agreement, Mortgage or any other agreement as the case may be except to the extent that the amount withdrawn is applied to payments required to be made by the Company under the Security Agreement, Mortgage or any other agreement.

         SECTION 5. Eligible Investments; Form of Deposits. (a) Moneys in the Title XI Reserve Fund shall, if so directed by a Request of the Company delivered to the Depository (with a copy to the Secretary), be invested by the Depository in the following Eligible Investments:

                  (1) time deposits, negotiable certificates of deposit, or similar instruments of deposit with a bank or trust company organized as a corporation under the laws of the United States or any State thereof, or of the District of Columbia, subject to supervision or examination by Federal or State authority or authority of the District of Columbia, and having a combined capital and surplus of at least $3,000,000; provided that, the aggregate of all such time deposits and certificates of deposit with any one bank or trust company shall not exceed 10% of the combined capital and surplus of such bank or trust company;

                  (2) short term commercial paper having either of the two highest ratings for short term commercial paper assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such commercial paper; and

                  (3) securities (designated by the Company in such Request) which at the date of such investment are:


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

                  (A) direct obligations of, or obligations (other than the Obligations or Obligations related to the Company) fully guaranteed or insured by, the United States or any agency of the United States or with the Secretary's prior written consent and subject to such conditions imposed by him, obligations or securities fully insured by an instrumentality of the United States;

                  (B) bonds, not in default as to principal or interest of any county, municipality or state of the United States and having either of the two highest ratings for bonds assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such bonds;

                  (C) bonds, not in default as to principal or interest, of corporations organized and existing under the laws of the United States or of the District of Columbia or of any state of the United States and having one of the three highest ratings for bonds assigned by any two nationally recognized organizations regularly engaged in rating the investment quality of such bonds; provided that, no investment under this subsection (5)(a)(3)(C) shall be made in any obligations of the Company or a Related Party;

                  (D) capital stock, but limited at the time of acquisition to any amounts in the Title XI Reserve Fund in excess of the principal amount of Obligations to be redeemed pursuant to the mandatory sinking fund provisions of the Indenture, during the next succeeding 12 months of (i) corporations organized and existing under the laws of the United States or the District of Columbia or of any state of the United States if such stock is currently fully listed and registered upon an exchange registered with the Securities and Exchange Commission as a national securities exchange and permitted for investment by a savings bank under the laws of the State of New York without regard to the provisions therein limiting such investments to a percentage of the assets or surplus of such savings bank, (ii) banks either regulated by the Comptroller of the Currency of the United States or subject to the Banking Law of the State of New York, or (iii) insurance companies licensed to do business in such state; provided that, no investment under this subsection shall be made in stock of the Company or a Related Party; provided further that, any request under this subsection shall be accompanied by an opinion of counsel satisfactory to the Secretary as to the qualification of such securities under this clause and provided further, that the Company shall cause to be sold, within 60 days, or at any time if the Secretary so directs the Company in writing, any securities which cease to qualify under this subsection.

         (b) In any case where the Company is required to deposit or redeposit sums into the Title XI Reserve Fund, the Company shall make the required deposit in cash or, in lieu thereof, with the Secretary's prior written approval, may deposit into the Title XI Reserve Fund, negotiable certificates of deposit, short term commercial paper or securities which are (1) Eligible Investments (2) owned by the Company and (3) of an equivalent current market value (based upon the last sales price thereof on the Business Day immediately preceding such deposit or, if


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

there shall have been no sale thereof on such day, the average of the last known bid and asked prices). With the Secretary's prior written approval, the Company may exchange Eligible Investments in the Title XI Reserve Fund at current market value (determined as above provided) for an equivalent amount of cash.

         (c) Cash held in the Title XI Reserve Fund will be held by the Depository pursuant to the Depository Agreement.

         SECTION 6. Company's Rights with Respect to Securities Held in the Title XI Reserve Fund. Unless there is an existing Default under the Security Agreement, the Company shall have:

         (a) the right to vote securities held in the Title XI Reserve Fund as to (1) the sale of all or any part of the assets of the issuer or obligor thereof, (2) the increase or reduction of the capital of such issuer or obligor,
(3) the liquidation, dissolution, merger or consolidation of such issuer or obligor, or (4) any purpose which would not then impair the lien of, or the security interest granted to the Secretary; and

         (b) the right to exercise any and all rights of ownership of such securities, including the right to consent or object to the extension, modification or renewal of any thereof, the right to consent or object to any plan of reorganization, or readjustment, and the right to exercise any right, privilege or option pertaining thereto.

         SECTION 7. Annual Statement of Company with Respect to the Title XI Reserve Fund. Within 105 days after the close of each fiscal year of the Company at the end of which there are funds in the Title XI Reserve Fund (and at such other times as the Secretary may request in writing), the Company shall submit to the Secretary (with a copy to the Depository) (a) an opinion of counsel satisfactory to the Secretary as to the qualification, under Section 5(a)(3)(D), of securities acquired pursuant to that subparagraph, and then held in the Title XI Reserve Fund and (b) a list of the Eligible Investments held in the Title XI Reserve Fund at the close of said fiscal year (or at the time of the Secretary's request as aforesaid).

         SECTION 8. Fund in Lieu of Title XI Reserve Fund. In the event the Vessel is subject to a capital construction fund established by the Company, as provided in Section 607 of the Act, whether interim or permanent (herein called the "Capital Construction Fund"), at any time when deposits would otherwise be required to be made into the Title XI Reserve Fund, and the Company elects to deposit such funds into the Capital Construction Fund, then the Company shall enter into an agreement satisfactory in form and substance to the Secretary to the effect that (a) the Capital Construction Fund and all assets so deposited therein shall be and constitute security to the United States in lieu of the Title XI Reserve Fund and the deposit requirements of Section of this Financial Agreement shall be deemed satisfied by deposits of equal amounts in the Capital Construction Fund and (b) the Company and the Secretary may execute such further agreements or documents and take such other actions as may be deemed necessary by the Secretary to perfect the pledge of the security of the Capital Construction Fund.

         SECTION 9. Financial Requirements of the Company. (a) Primary Covenants. The Company shall not without the Secretary's prior written consent:

                  (1) Except as hereinafter provided, make any distribution of earnings, except as may be permitted by (A) or (B) below:

                  (A) From retained earnings in an amount specified in subsection (C) below, provided that, in the fiscal year in which the distribution of earnings is made there is no operating loss to the date of such payment of such distribution of earnings, and (i) there was no operating loss in the immediately preceding three fiscal years, or (ii) there was a one-year operating loss during the immediately preceding three fiscal years, but (a) such loss was not in the immediately preceding fiscal year, and (b) there was positive net income for the three year period;

                  (B) If distributions of earnings may not be made under (A) above, a distribution can be made in an amount equal to the total operating net income for the immediately preceding three fiscal year period, provided that,
(i) there were no two successive years of operating losses, (ii) in the fiscal year in which such distribution is made, there is no operating loss to the date of such distribution, and (iii) the distribution or earnings made would not exceed an amount specified in Section 9(a)(1)(C) below;

                  (C) Distributions of earnings may be made from earnings of prior years in an aggregate amount equal to (i) 40 percent of the Company's total net income after tax for each of the prior years, less any distributions that were made in such years; or (ii) the aggregate of the Company's total net income after tax for such prior years, provided that, after making such distribution, the Company's Long Term Debt does not exceed its Net Worth. In computing net income for purposes of this subsection, extraordinary gains, such as gains from the sale of assets, shall be excluded.

                  (D) Irrespective of the limitations in subsections (A), (B), and (C), distributions may be made for tax payment purposes in an aggregate amount not to exceed the amount which would constitute the taxes payable by the Company under the Internal Revenue Code of 1986, as amended, if the Company were a corporation utilizing all tax deductions, including, but not limited to, net operating loss carryforwards; provided that no Default under the Security Agreement has occurred and is continuing.

                  (2) Enter into any service, management or operating agreement for the operation of the Vessel (excluding husbanding type agreements), or appoint or designate a managing or


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

operating agent for the operation of the Vessel (excluding husbanding agents) unless approved by the Secretary;

                   (3) (A) Sell, mortgage, transfer, or demise charter the Vessel or any assets to any non-Related Party except as permitted in subsection 9(a)(6) below, or (B) sell, mortgage, transfer, or demise charter the Vessel or any assets to a Related Party, unless such transaction is (i) at a fair market value as determined by an independent appraiser acceptable to the Secretary, and
(ii) a total cash transaction or, in the case of demise charter, the charter payments are cash payments;

                  (4) Enter into any agreement for both (A) sale and (B) leaseback of the same assets so sold unless the proceeds from such sale are at least equal to the fair market value of the property sold;

                  (5) Guarantee, or otherwise become liable for the obligations of any Person, except in respect of any undertakings as to the fees and expenses of the Indenture Trustee, except endorsement for deposit of checks and other negotiable instruments acquired in the ordinary course of business and except as otherwise permitted in Section 9(b);

                  (6) Directly or indirectly embark on any new enterprise or business activity not directly connected with the business of shipping or other activity in which the Company is actively engaged;

                  (7) Enter into any merger or consolidation or convey, sell, demise charter, or otherwise transfer, or dispose of any portion of its properties or assets (any and all of which acts are encompassed within the words "sale' or "sold" as used herein), provided that, the Company shall not be deemed to have sold such properties or assets if (A) the Net Book Value (defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life) of the aggregate of all the assets sold by the Company during any period of 12 consecutive calendar months does not exceed 10% of the total Net Book Value of all of the Company's assets (the assets which are the basis for the calculation of the 10% of the Net Book Value are those indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 10 hereof prior to the date of the sale); (B) the Company retains the proceeds of the sale of assets for use in accordance with the Company's regular business activities; and (C) the sale is not otherwise prohibited by subsection 9(a)(3). Notwithstanding any other provision of this subsection, the Company may not consummate such sale without the Secretary's prior written consent if the Company has not, prior to the time of such sale, submitted to the Secretary the financial statement in clause A of this subsection, and any attempt to consummate a sale absent such approval shall be null and void ab initio.


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

         (b) Supplemental Covenants. Unless, after giving effect to such transaction or transactions, during any fiscal year of the Company, (1) the Company's Working Capital is equal to at least one dollar, (2) the Company's Long-Term Debt does not exceed two times the Company's Net Worth and (3) the Company's Net Worth is at least the amount specified in Attachment A hereto, the Company shall not, without the Secretary's prior written consent:

                  (1) Withdraw any capital;

                  (2) Distribute any capital to its members;

                  (3) Convert any of its capital into debt;

                  (4) Pay any dividend (except dividends payable in capital stock of the Company);

                  (5) Make any distribution of earnings to its members except as authorized by Section 9(a)(1)(D);

                  (6) Make any loan or advance (except advances to cover current expenses of the Company), either directly or indirectly, to any stockholder, member, director, officer, or employee of the Company, or to any Related Party;

                  (7) Make any investments in the securities of any Related
Party;

                  (8) Prepay in whole or in part any indebtedness to any stockholder, director, officer or employee of the Company, or to any Related Party;

                  (9) Increase any direct employee compensation (as hereinafter defined) paid to any employee in excess of $100,000 per annum; nor increase any direct employee compensation which is already in excess of $100,000 per annum; nor initially employ or re-employ any person at a direct employee compensation rate in excess of $100,000 per annum; provided, however, that beginning with January 1, 2000, the $100,000 limit may be increased annually based on the previous year's closing CPI-U (Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics). For the purpose of this section the term "direct employee compensation" is the total amount of any wage, salary, bonus, commission, or other form of direct payment to any employee from all companies with guarantees under Title XI of the Act as reported to the Internal Revenue Service for any fiscal year;

                  (10) Acquire any fixed assets other than those required for the maintenance of the Company's existing assets, including the normal maintenance and operation of any vessel or vessels owned or chartered by the Company;


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

                  (11) Either (A) enter into or become liable (directly or indirectly) under charters and leases (having a term of six months or more) which do not relate to the operation and use of the Vessel or (B) enter into or become liable (directly or indirectly) under charters and leases (having a term of six months or more) (relating to the operation and use of the Vessel) for the payment of charter hire and rent on all such charters and leases which have annual payments aggregating in excess of $ 1,000,000;

                  (12) Pay any indebtedness subordinated to the Obligations or to any other Title XI obligations;

                  (13) Create, assume, incur, or in any manner become liable for any indebtedness, except current liabilities, or short term loans, incurred or assumed in the ordinary course of business as such business presently exists;

                  (14) Make any investment, whether by acquisition of stock or indebtedness, or by loan, advance, transfer of property, capital contribution, guarantee of indebtedness or otherwise, in any Person, other than obligations of the United States, bank deposits or investments in securities of the character permitted for moneys in the Title XI Reserve Fund;

                  (15) Create, assume, permit or suffer to exist or continue any mortgage, lien, charge or encumbrance upon, or pledge of, or subject to the prior payment of any indebtedness, any of its property or assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, or own or acquire, or agree to acquire, title to any property of any kind subject to or upon a chattel mortgage or conditional sales agreement or other title retention agreement, except (i) loans, mortgages and indebtedness guaranteed by the Secretary under Title XI of the Act or related to the construction of a vessel approved for Title XI by the Secretary and (ii) liens incurred in the ordinary course of business as such business presently exists.

                  (16) Take any of the above fifteen actions if Chiles Offshore Inc. is in breach of any of its obligations under the Subordinated Loan Commitment.

         SECTION 10. (a) Annual Financial Statements. The Company shall furnish to the Secretary, in duplicate, (1) within 105 days after the end of the Shipowner's fiscal year commencing with the first fiscal year ending after the date of the Security Agreement, the Company's Audited Financial Statements including balance sheet and income statement for such fiscal year, and (2) within 90 days after the expiration of each semi-annual period of each fiscal year commencing with the first such semi-annual period ending after the date of the Security Agreement, unaudited financial statements for such semi-annual period along with an Officer's Certificate certifying its accuracy.


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

         (b) Annual No Default Certificates. Within 105 days after the end of the Company's fiscal year, the Company shall furnish to the Secretary, an Officer's Certificate dated as of the close of such fiscal year stating whether or not, the Company is in default in the performance of or in default in the compliance with any covenant, agreement or condition contained herein or in the Mortgage, Security Agreement or charter relating to any Vessel listed in Attachment A hereto, and if so, specifying each such default and stating the nature thereof.

         SECTION 11. Qualifying Financial Requirements of the Company. Immediately upon the execution and delivery of this Agreement, the Company shall have available under the Subordinated Loan Commitment, as required, from Chiles Offshore Inc. amounts sufficient to pay for the difference between the capitalizable cost of the Vessel and the proceeds of the Obligations. On the Delivery Date, the Company shall meet the requirements with respect to Working Capital, Net Worth and Long Term Debt specified in Section 9(b).

         SECTION 12. Notices. Except as otherwise provided in this Agreement, notices, requests, directions, instructions, waivers, approvals or other communication may be made or delivered in person or by registered or certified mail, postage prepaid, addressed to the party as provided below, or to such other address as such party may hereafter specify in a written notice to the other parties named herein, and all notices or other communications shall be in writing so addressed and shall be effective upon receipt by the addressee thereof:

         The Secretary as:        SECRETARY OF TRANSPORTATION
                                  c/o Maritime Administrator
                                  Maritime Administration
                                  400 Seventh Street, S.W.
                                  Washington, D.C. 20590

         The Title XI Reserve
           Fund Depository as:    U.S. BANK NATIONAL ASSOCIATION
                                  180 East Fifth Street
                                  St. Paul, MN 15501
                                  Attn.: Mr. Richard Prokosch

         The Company as:          CHILES GALILEO LLC
                                  11200 Richmond Avenue
                                  Suite 490
                                  Houston, TX 77082
                                  Attn.: Chief Financial Officer

         SECTION 13. Amendments and Supplements. No agreement shall be effective to amend, supplement, or discharge in whole or in part this Financial Agreement unless such


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

agreement is in writing signed by the parties hereto. Any amendments, additions, deletions, substitutions or other changes not made in accordance with this provision shall be invalid and of no effect.

         SECTION 13. Counterparts. This Financial Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall together constitute but one and the same instrument.

         SECTION 14. Jurisdiction and Consent to Suit. Any proceeding to enforce this Title XI Reserve Fund and Financial Agreement may be brought in the Federal courts of the United States of America located in the State of Texas of the United States of America. The parties hereto irrevocably waive any present or future objection to such venue, and for each of itself and in respect of any of their respective properties hereby irrevocably consents and submits unconditionally to the exclusive jurisdiction of those courts. The Shipowner further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Shipowner agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the State of Texas, if delivered to Farkouh, Furman and Faccio, 1370 Avenue of the Americas, 25th Floor, New York, New York 10019, which it irrevocably designates and appoints as its authorized agent for the service of process in the State and Federal courts in the State of Texas. Nothing herein shall affect the right of the parties hereto to serve process in any other manner permitted by applicable law. The parties hereto further agree that final judgment against any of them in any such action or proceeding arising out of or relating to this Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of that fact and of the judgment.


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

         IN WITNESS WHEREOF, this Title XI Reserve Fund and Financial Agreement has been executed by the parties hereto as of the day and year first above written.


                                        UNITED STATES OF AMERICA,
                                        SECRETARY OF TRANSPORTATION
                                        MARITIME ADMINISTRATION



(SEAL)                                  BY:  /s/ JOEL C. RICHARD
                                            ---------------------------------
                                            Secretary
                                            Maritime Administration

ATTEST:

/s/ PATRICIA E. BYRNE
-------------------------
Assistant Secretary



SHIPOWNER:                              CHILES GALILEO LLC


                                        BY:   /s/ DICK FAGERSTAL
                                            ---------------------------------
                                            Senior Vice President

                                  ATTACHMENT A
                  TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT
                            (Contract No. MA - 13676)


1. This Financial Agreement shall apply to Builder's Hull P-187 to be named the CHILES GALILEO.

2. The Company's aggregate original equity investment for the Vessel for use in Section 2 is $34,404,000 (representing the difference between the capitalizable cost of the Vessel and $81,000,000).

3.       The Company's Net Worth for use in Section 9(b) is $40,500,000.